SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

SCHEDULE 13G
Under the Securities Exchange Act of 1934

Exhibit A

The Schedule 13G to which this attachment is appended is filed by U.S. Bancorp on behalf of the following subsidiary or subsidiaries listed below:


U.S. Bank Trust National Association SD			BK
141 North Main Avenue
Sioux Falls, SD  57102